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                                                                   Exhibit 5.2

                               Piper & Marbury

                                  May 9, 1994



Capstead Mortgage Corporation
2001 Bryan Tower, Suite 3300
Dallas, Texas 75201


Ladies and Gentlemen:

          We have acted as special Maryland counsel for Capstead Mortgage Corporation, a Maryland corporation (the "Company"), in connection with a Registration Statement on Form S-8 which was filed by the Company under the Securities Act of 1933, as amended (the "Registration Statement"), and which registers certain shares of the Company's common stock, par value $.01 per share (the "Common Stock"), to be issued pursuant to the Company's 1994 Flexible Long Term Incentive Plan (the "Plan"). In that capacity, we have reviewed the charter and by-laws of the Company, the Registration Statement, the corporate action taken by the Company that creates the Plan and provides for the issuance of up to 1,250,000 shares of the Common Stock pursuant thereto, and such materials and matters as we have deemed necessary to the issuance of this opinion.

          Based upon the foregoing, as the date hereof, and assuming that up to 1,250,000 shares of the Company's Common Stock to be offered pursuant to the Plan have been duly and validly reserved for issuance pursuant to the terms of the Plan, we are of the opinion that upon issuance or delivery thereof as contemplated in the Registration Statement, such shares will be fully paid and non-assessable.
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Capstead Mortgage Corporation
May 9, 1994
Page 2


          This opinion is solely for the benefit of the addressee hereof, and, without our prior written consent, may not be quoted in whole or in part or otherwise referred to in any legal opinion, document or other report, and may not be furnished to any person or entity except that Andrews & Kurth L.L.P., is authorized to rely on this opinion in rendering its opinion to be filed as an exhibit to the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm and to our opinion in the Registration Statement and Prospectus which is a part thereof. This opinion is delivered as of the date hereof and we disclaim any responsibility to update this opinion at any time following the date hereof.


                                    Very truly yours,


                                    Piper & Marbury